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                                                                    EXHIBIT 99.2

                               FIRST AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER


               This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of

September 21, 2001 ("FIRST AMENDMENT") is made by and among Collins & Aikman Corporation, a Delaware corporation ("PARENT"); Collins & Aikman Products Co., a Delaware corporation ("PRODUCTS"); JAII Acquisition Co., a Delaware corporation ("MERGER SUB"); Elkin McCallum ("McCALLUM"); Joan Fabrics Corporation, a Delaware corporation ("SELLER"); and Joan Automotive Industries, Inc., a Delaware corporation (the "COMPANY"), amending certain provisions of the Agreement and Plan of Merger dated as of August 17, 2001, (the "MERGER AGREEMENT") by and among Parent, Products, Merger Sub, McCallum, Seller and the Company. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

               WHEREAS, Parent, Products, Merger Sub, McCallum, Seller and the Company have agreed to modify certain terms and conditions of the Merger Agreement as specifically set forth in this First Amendment.

               NOW THEREFORE, in consideration of the premises and mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                             AMENDMENTS TO AGREEMENT


          1.1. The last sentence of Section 3.3 of the Merger Agreement is hereby amended to read as follows:

               "The "DEBT REPAYMENT AMOUNT" shall mean the $55,000,000 (which amount shall include all principal, premium, interest, fees, charges, costs, expenses and other obligations, contingent or otherwise, relating thereto) for which the Company has indemnified Seller pursuant to the Restructuring."

          1.2. The last sentence of Section 4.5(b) of the Merger Agreement is hereby amended to read as follows:

               "As of the Effective Time, the Debt Repayment Amount will not exceed $55,000,000."

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          1.3. The last sentence of the first paragraph of Section 8.7 of the
Merger Agreement is hereby amended to read as follows:

               "At the time of Closing, the Debt Repayment Amount shall not exceed $55,000,000 (inclusive of all principal, premium, interest, fees, charges, costs, expenses and other obligations, contingent or otherwise, relating thereto)."

          1.4. Clause (i) of the second paragraph of Section 6.13 of the Merger Agreement is hereby amended by inserting the following immediately after the term "Supply Agreement" in such clause:

               "(including, without limitation, its right to sell "seconds" to bona fide seconds dealers and "close-outs" as provided therein)".

          1.5. The reference to "Supply and Looms Agreement" in the definition of "Supply Agreement" is hereby amended to "Supply Agreement".


                                   ARTICLE II

                        PROVISIONS OF GENERAL APPLICATION


          2.1. Except as otherwise expressly provided by this First Amendment, all of the terms, conditions and provisions to the Merger Agreement remain unaltered. The Merger Agreement and this First Amendment shall be read and construed as one agreement.

          2.2. If any of the terms of this First Amendment shall conflict in any respect with any of the terms of the Merger Agreement, the terms of this First Amendment shall be controlling.



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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be executed by their duly authorized officers all as of the day and year first above written.



                                        COLLINS & AIKMAN CORPORATION


                                        By: /s/ Ronald T. Lindsay
                                            ------------------------------------
                                            Name:
                                            Title:


                                        COLLINS & AIKMAN PRODUCTS CO.


                                        By: /s/ Ronald T. Lindsay
                                            ------------------------------------
                                            Name:
                                            Title:


                                        JAII ACQUISITION CO.


                                        By: /s/ Ronald T. Lindsay
                                            ------------------------------------
                                            Name:
                                            Title:


                                        JOAN AUTOMOTIVE INDUSTRIES, INC.


                                        By: /s/ Elkin McCallum
                                            ------------------------------------
                                            Name: Elkin McCallum
                                            Title: President


                                        JOAN FABRICS CORPORATION


                                        By: /s/ Elkin McCallum
                                            ------------------------------------
                                            Name: Elkin McCallum
                                            Title: Chief Executive Officer




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                                                /s/ Elkin McCallum
                                        ---------------------------------------
                                                Elkin McCallum